Exhibit 10.1

STOCK PURCHASE AGREEMENT

This stock purchase agreement (this “Agreement”) is dated November 29, 2016 (the “Effective Date”), and is between Capital Financial Global, Inc., a Nevada corporation, with a business address of 5251 S. Green Street, Suite 250, Murray, UT 84123 (the "Seller"), and Ireteba Mining Buyer, LLC., a Nevada limited liability Company with a business address of 3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169 (the “Buyer”).

Seller is the owner of 100,000 ownership units representing 100% interest in Capital Financial, LLC., a Utah limited liability company, entity number 7692102-0160 (the “Stock”);

Buyer wishes to buy the Stock from Seller, and Seller wishes to sell the Stock to Buyer, all upon the terms and subject to the conditions herein set forth.

Buyer and Seller therefore agree as follows:

1.

Purchase and Sale of the Stock.

1.1

Agreement to Purchase and Sell. Subject to the terms and on the conditions hereinafter set forth, Buyer hereby agrees to purchase the Stock from Seller for the aggregate consideration of Three Hundred Twenty-Three Thousand Four Hundred and Thirty-Eight ($324,136.99) 99/100 Dollars (the "Purchase Price"). The Purchase Price shall consist of Buyer’s full assumption of the secured promissory note, both principal and accrued interest, dated December 22, 2011, between Capital Financial, LLC, as Borrower and Red Castle Enterprises, LLC, as Lender, attached hereto as Exhibit A “Secured Promissory Note,” at the Closing (hereinafter defined).

1.2

Closing of the Purchase. The closing of the purchase and sale of the Stock (the "Closing") shall be deemed to take place at the offices of Seller, or such places as mutually agreed by both parties in writing, on November 12, 2016. At the Closing: (i) Buyer shall deliver to Seller the Purchase Price by executing the appropriate written agreements, as reasonably directed by Seller; and (ii) upon receipt of the Purchase Price, Seller will cause the Stock to be delivered to Buyer in certificate form, properly endorsed in the name of Buyer directly to:

Ireteba Mining Company, LLC.

c/o: InCorp Services, Inc.

3773 Howard Hughes Parkway, Suite 500S

Las Vegas, NV 89169

2.

Representations, Warranties and Covenants of the Seller.

2.1

The Seller represents, warrants and covenants to the Buyer that:

(a)

Authority. The Seller has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Seller does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Sellers are a party or by which the Sellers may be bound or affected.

(b)

Title. The Seller has good and marketable title to the Stock free and clear of all liens, encumbrances, and restrictions, and has the ability to freely transfer the Stock.

(c)

No Consents; No Contravention. The execution, delivery and performance by Seller of this Agreement (i) requires no authorization, registration, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person (including but not limited to the Securities and Exchange Commission), and (ii) does not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Seller is a party or by which he or the Stock are bound, or any judgment, order, decree or other instrument binding upon Seller or the Stock.

(d)

Ownership; No Encumbrance. At the Closing, Seller is the sole legal, record and beneficial owner of the Stock. Seller has good and marketable title to the Stock and the Stock are and at Closing shall be free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind or nature. The Stock are fully paid, free trading and may be sold by Buyer at any time in a market transaction. There are no outstanding options, warrants, or rights to purchase the Stock other than through this Agreement. This representation shall survive the Closing.

2.2

The representations, warranties and covenants contained in Section 2 are provided for the exclusive benefit of the parties to this Agreement, including the any transfer agent, broker-dealer, or third-parties engaged to render any legal opinions related hereto, and a breach of any one or more thereof may be waived by the any party in whole or in part at any time without prejudice to its rights in respect to any other breach of the same or any other representation or warranty or covenant.

3.

Representations and Warranties of Buyer.

3.1

Buyer hereby represents and warrants that:

(a)

Due Authorization. Buyer has all requisite legal capacity to execute, deliver and perform this Agreement and the transactions hereby contemplated. This Agreement constitutes a valid and binding agreement on the part of Buyer and is enforceable against Buyer in accordance with its terms.

(b)

No Consents; No Contravention. The execution, delivery and performance by Buyer of this Agreement (i) require no authorization, consent, approval or action by or in respect of, or filings with, any governmental body, agency or official or other person and (ii) do not contravene, conflict with, result in a breach of or constitute a default under any material provision of applicable law or regulation, or of any material agreement to which Buyer is a party or by which he is bound, or any judgment, order, decree or other instrument binding upon Seller.

(c)

No Other Representations. Neither the Seller nor its managers, members, officers, employees, agents, counsel, advisers, or affiliates thereof has made any representations or warranties to the Buyer other than the express representations and warranties of the Seller in this Agreement.

(d)

No Litigation. There is no action, suit, proceeding, judgment, claim, or investigation pending or, to the knowledge of Buyer, threatened against Buyer, that may reasonably be expected to challenge or seek to prevent, enjoin, alter, or delay, in any manner and to any degree, the performance of its obligations under this Agreement.

4.

Seller’s Conditions to Closing.

4.1

Accuracy of Representations. Each of the representations and warranties of Buyer contained in Article 3 shall be true, complete and correct in all respects.

4.2

No Action to Restrain. No statute, rule, regulation, judgment, injunction, order or decree shall have been enacted, entered, promulgated, enforced or deemed applicable by any court of competent jurisdiction, arbitrator, government or governmental authority or agency, which statute, rule, regulation, judgment, injunction, order or decree shall be in effect and restrain, enjoin, prohibit or otherwise make illegal the consummation of the sale and purchase of the Stock contemplated by this Agreement.

5.

Buyer’s Conditions to Closing.

5.1

Accuracy of Representations. Each of the representations and warranties of Seller contained in Article 4 shall be true, complete and correct in all respects.

5.2

No Action to Restrain. No statute, rule, regulation, judgment, injunction, order or decree shall have been enacted, promulgated, enforced or deemed applicable by any court of competent jurisdiction, arbitrator, government or governmental authority or agency, which statute, rule, regulation, judgment, injunction, order or decree shall be in effect and restrain, enjoin, prohibit or otherwise make illegal the consummation of the sale and purchase of the Stock contemplated by this Agreement.

6.

Mutual Release.

Each party, on behalf of itself and its respective parent entities, subsidiaries, affiliates, co-lenders, partners, successors, assigns, heirs, officers, directors, managers, members, employees, representatives, agents, and attorneys (“Affiliates”) hereby releases, relieves, acquits, absolves, and discharges the other party and its respective Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions, and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that a party has, may have had, or may have against the other party and its Affiliates, whether or not apparent or yet to be discovered, or which may hereafter develop, including without limitation claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment, from the beginning of time to the end of time, in connection with or arising out of the Stock, the Buyer or this Agreement.

7.

Indemnification.

Notwithstanding Section 6 above, Seller shall defend, indemnify, and hold Buyer and its Affiliates (each, as the case may be, the “Indemnitee”; collectively, the “Indemnitees”) harmless from and against all liabilities, claims, actions or causes of action, assessments, losses, fines, penalties, costs, losses, damages and expenses, including attorney fees (including, without limitation, contingency or similar fee arrangements) and expert witness fees (each a “Claim”; collectively, “Claims”), that are incurred by or imposed upon the Indemnitee as a result of, or arising out of, or by virtue of (i) any act or omission of the Seller; (ii) the inaccuracy of any representation or warranty made herein by the Seller; and (iii) any and all liabilities arising out of a Claim based upon breach of contract or the tortious or unlawful acts or omissions of the Seller in regard to this Agreement and its subject matter, regardless of whether such Claim arose from facts occurring prior to or after the Effective Date of this Agreement.

8.

Miscellaneous.

8.1

Binding Effect; Assignment. Except as provided to the contrary hereinabove, this Agreement shall apply to and shall be binding upon the parties hereto, their respective successors and assigns and all persons claiming by, through or under any of the aforesaid persons.

8.2

Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

8.3

Amendment. This Agreement may not be amended or modified, except by a written instrument signed by the parties hereto.

8.4

Applicable Law. This Agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of Utah. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Salt Lake County, State of Utah. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

8.5

Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

8.6

Survival. All representations, warranties, and covenants of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for herein, shall survive the Closing.

8.7

Opportunity to Consult with Counsel. Each party (i) has carefully read this Agreement; (ii) knows the contents of this Agreement; (iii) has had the opportunity to consult with counsel of the respective party’s choosing in connection with the subject matter of this Agreement and the advice thereof is reflected in the provisions of this Agreement; and (iv) has not been influenced, to any extent whatsoever, in doing so, by any other party or by any other person or entity, except for those representations, statements and promises expressly set forth herein.

8.8

Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given when received.

8.9

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

The parties are signing this Agreement as of the Effective Date.

IRETEBA MINING COMPANY, LLC.

By:

/s/ Bruce Yeomans

______________________________

Bruce Yeomans, Manager

CAPITAL FINANCIAL GLOBAL, INC.

By:

/s/ Paul Norat

______________________________

Paul Norat, Chief Executive Officer

Exhibit A

“Secured Promissory Note”

“Final Statement of Account

“Assumption Agreement”